Exhibit 3.15

CERTIFICATE OF FORMATION

OF

INVESTMENT MANAGEMENT ACQUISITION COMPANY, LLC

This Certificate of Formation of Investment Management Acquisition Company, LLC (the “Company”), dated as of May 24, 2002, is being duly executed and filed by Janice A. Liu, Esq., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.)

FIRST. The name of the limited liability company formed hereby is Investment Management Acquisition Company, LLC.

SECOND. The address of the registered office of the Company in the State of Delaware c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Janice A. Liu
Janice A. Liu
Authorized Person

CERTIFICATE OF MERGER

OF

NWQ INVESTMENT MANAGEMENT COMPANY, INC.

WITH AND INTO

INVESTMENT MANAGEMENT ACQUISITION COMPANY, LLC

UNDER SECTION 18-209 OF THE

LIMITED LIABILITY COMPANY ACT

OF THE STATE OF DELAWARE

Pursuant to Section 18-209 of the Limited Liability Company Act of the State of Delaware, Investment Management Acquisition Company, LLC, a Delaware limited liability company (“Parent”), hereby certifies the following information relating to the merger of NWQ Investment Management Company, Inc. (“Subsidiary”), a Massachusetts corporation, with and into Parent (the “Merger”):

FIRST: The names and states of formation of Subsidiary and Parent, which are the constituent entities in the Merger (the “Constituent Entities”) are:

Name	State of Organization

NWQ Investment Management	Massachusetts
Company, Inc.

Investment Management	Delaware
Acquisition Company, LLC

SECOND: The Agreement and Plan of Merger (the “Merger Agreement”), by and among Parent and Subsidiary, dated as of August 1, 2001, setting forth the terms and conditions of the Merger, has been approved and executed by both of the Constituent Entities.

THIRD: The name of the limited liability company surviving the Merger is “Investment Management Acquisition Company, LLC” (the “Surviving Company”).

FOURTH: This Certificate of Merger shall become effective upon its filing with the Secretary of State of the State of Delaware.

FIFTH: The executed Merger Agreement is on file at the office of the Surviving Corporation located at 2049 Century Park East, 4th Floor, Los Angeles, California, 90067.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Company, on request and without cost, to anyone holding an interest in either of the Constituent Entities.

IN WITNESS WHEREOF, Investment Management Acquisition Company, LLC has caused this Certificate of Merger to be executed on the 1st day of August, 2002.

INVESTMENT MANAGEMENT
ACQUISITION COMPANY, LLC

By:	/s/ Alan G. Berkshire
Name:	Alan G. Berkshire
Title:	President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

INVESTMENT MANAGEMENT ACQUISITION COMPANY, LLC

(Pursuant to Section 18-202 of the Limited Liability Company Act of the State of Delaware)

Investment Management Acquisition Company, LLC, a Delaware limited liability company (the “Company”), does hereby certify:

FIRST: The name of the limited liability company is Investment Management Acquisition Company, LLC.

SECOND: The certificate of formation of the Company (the “Certificate”) is hereby amended by striking the First section thereof and by substituting in lieu of said section the following new section:

“FIRST. The name of the limited liability company formed hereby is NWQ Investment Management Company, LLC.”

THIRD: This Certificate of Amendment shall become effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, INVESTMENT MANAGEMENT ACQUISITION COMPANY, LLC has caused this Certificate of Amendment to be executed on the 1st day of August, 2002.

INVESTMENT MANAGEMENT
ACQUISITION COMPANY, LLC

By:	/s/ Alan G. Berkshire
Name: Alan G. Berkshire
Title: President